Exhibit 5.1

September 3, 2014

Memorial Production Partners LP

1301 McKinney, Suite 2100

Houston, Texas 77010

Ladies and Gentlemen:

We have acted as counsel to Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) common units (the “Common Units”) representing limited partnership interests in the Partnership, (b) preferred units (the “Preferred Units” and, together with the Common Units, the “LP Equity Securities”) representing limited partnership interests in the Partnership, (c) the Partnership’s senior debt securities, as to which the Partnership’s subsidiary, Memorial Production Finance Corporation, a Delaware corporation (“Memorial Finance”), may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which Memorial Finance may be co-issuer, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Partnership Debt Securities”) and (d) guarantees (the “Guarantees”) of Partnership Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) listed on Schedule I hereto and named in the Registration Statement (the Partnership Debt Securities, together with (if such Partnership Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on terms to be determined at the time of each offering. For purposes of this opinion letter, the term “Specified Subsidiary Guarantors” means the Subsidiary Guarantors other than Prospect Energy, LLC (the “Other Subsidiary Guarantor”). This opinion is being furnished at the request of the Partnership and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) a form of the Indenture for the Senior Debt Securities filed as Exhibit 4.9 to the Registration Statement to be entered into by the Partnership, Memorial Finance, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, the form and terms (including whether Memorial Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be

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September 3, 2014

established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.10 to the Registration Statement to be entered into by the Partnership, Memorial Finance, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including whether Memorial Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture and (iii) the agreement of limited partnership of the Partnership as in effect on the date hereof (as hereafter amended from time to time, the “Partnership Agreement”) and such other partnership, corporate or limited liability company records of the Partnership, Memorial Finance and the Specified Subsidiary Guarantors and other certificates and documents of officials of the Partnership, Memorial Finance, the Specified Subsidiary Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to an Indenture referred to herein other than the Partnership, Memorial Finance and the Specified Subsidiary Guarantors. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, Memorial Finance and the Specified Subsidiary Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Securities constituting Common Units, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) such Common Units have been duly issued and delivered, with certificates representing such Common Units having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Common Units of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Common Units are issuable upon exchange or conversion of Securities constituting Preferred Units, the Partnership Agreement or, if such Common Units are issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Common Units (including any Common Units duly issued (a) upon exchange or conversion of any Securities constituting Preferred Units that are exchangeable for or convertible into Common Units or (b) upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Common Units), will have been duly authorized in accordance with the Partnership Agreement and validly issued and will be fully paid and non-assessable.

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September 3, 2014

2. With respect to Securities constituting Preferred Units, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Preferred Units, the terms of the offering thereof and related matters, (ii) the Partnership has taken all necessary action to designate and establish the terms of such Preferred Units and has amended the Partnership Agreement to the extent required under the Delaware LP Act and the Partnership Agreement, and (iii) such Preferred Units have been duly issued and delivered, with certificates representing such Preferred Units having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Preferred Units of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Units are issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Units (including any Preferred Units duly issued upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Preferred Units), will have been duly authorized in accordance with the Partnership Agreement and validly issued and will be fully paid and non-assessable.

3. With respect to Securities constituting Debt Securities (including, if Partnership Debt Securities are guaranteed by Guarantees, such Partnership Debt Securities and such Guarantees), when (i) the Partnership and, if the Debt Securities constitute Partnership Debt Securities as to which Memorial Finance is co-issuer, Memorial Finance, and if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, the Subsidiary Guarantors (together with the Partnership and Memorial Finance, the “Obligors”) have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if Debt Securities constitute Partnership Debt Securities as to which Memorial Finance is co-issuer, Memorial Finance, and if Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, the applicable Subsidiary Guarantors) with the terms of such Debt Securities (including whether Memorial Finance is co-issuer thereof) and, if Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, such Guarantees having been set forth in such Indenture or such a supplemental indenture or such an officers’ certificate delivered pursuant thereto, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (iv) such Debt Securities (including, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed,

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September 3, 2014

authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board of Directors of the general partner of the Partnership or duly authorized committee thereof (the “GP Board”) and, if such Debt Securities constitute Partnership Debt Securities as to which Memorial Finance is co-issuer, the applicable resolution of the Board of Directors of Memorial Finance or duly authorized committee thereof (the “Finance Board”) or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Units, the Partnership Agreement, in each case, against payment (or delivery) of the consideration therefor provided for therein and (v) if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees of the Other Subsidiary Guarantor, such Guarantees (including any Guarantees of Debt Securities duly issued upon exchange or conversion of Securities constituting any Preferred Units that are exchangeable for or convertible into Debt Securities) have been duly authorized by all necessary limited liability company action on the part of the Other Subsidiary Guarantor, such Debt Securities (including, if Partnership Debt Securities are guaranteed by Guarantees, such Partnership Debt Securities and such Guarantees and including any Debt Securities duly issued upon exchange or conversion of Securities constituting any Preferred Units that are exchangeable for or convertible into Debt Securities) (x) will have been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of the Partnership and, if such Debt Securities constitute Partnership Debt Securities as to which Memorial Finance is co-issuer, Memorial Finance and, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, each of the applicable Specified Subsidiary Guarantors and (y) will be valid and binding obligations of the Partnership and, if such Debt Securities constitute Partnership Debt Securities as to which Memorial Finance is co-issuer, Memorial Finance and, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors, enforceable against each such Obligor in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute (a) Common Units issuable upon exchange or

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September 3, 2014

conversion of Securities constituting Preferred Units or (b) LP Equity Securities issuable upon exchange or conversion of Securities constituting Debt Securities, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Partnership and the other parties thereto; (v) at the time of the issuance of such Securities, the Partnership and, if such Securities constitute Debt Securities that constitute Partnership Debt Securities as to which Memorial Finance is co-issuer, Memorial Finance and, if such Securities constitute Debt Securities that constitute Partnership Debt Securities guaranteed by Guarantees, each of the other Obligors (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will have the necessary corporate, limited liability company or limited partnership power and due authorization, and the Partnership Agreement and other organizational documents of the Partnership, Memorial Finance and each of the other Obligors will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof (except, in each case, by or for any amendment to the Partnership Agreement that designates and establishes the terms of any Securities constituting Preferred Securities in accordance with and to the extent required under the Delaware LP Act and the Partnership Agreement); (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the Partnership Agreement and other organizational documents of the Partnership and, if such Securities constitute Debt Securities that constitute Partnership Debt Securities as to which Memorial Finance is co-issuer, Memorial Finance and, if such Securities constitute Debt Securities that constitute Partnership Debt Securities guaranteed by Guarantees, each of the other Obligors, and the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the Partnership’s securities are listed for trading) having jurisdiction over each such Obligor and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture, supplemental indenture or officers’ certificate and the applicable resolution of the GP Board and, if such Debt Securities constitute Partnership Debt Securities as to which Memorial Finance is co-issuer, the applicable resolution of the Finance Board; (vii) if such Securities constitute LP Equity Securities, (a) sufficient such LP Equity Securities will be authorized for issuance under the Partnership Agreement that have not otherwise been issued or reserved

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September 3, 2014

for issuance and (b) the consideration for the issuance and sale of such LP Equity Securities established by the GP Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such LP Equity Securities are issuable upon exchange or conversion of Securities constituting Preferred Units, the Partnership Agreement; or (B) such LP Equity Securities are issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture or officers’ certificate or supplemental indenture relating to such Debt Securities) will not violate the terms of the Partnership Agreement or the Delaware LP Act; (viii) if (a) such Securities constitute Common Units issuable upon exchange or conversion of Securities constituting Preferred Units, the action with respect to such Preferred Units referred to in paragraph 2 above will have been taken, (b) if such Securities constitute LP Equity Securities issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in paragraph 3 above will have been taken; or (c) if such Securities constitute Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Units, the action with respect to such Preferred Units referred to in paragraph 2 above will have been taken; (ix) if (a) such Securities constitute Preferred Units that are exchangeable for or convertible into Securities constituting Common Units or Debt Securities, the Partnership will have taken all necessary action to authorize and approve the issuance of such Common Units or Debt Securities upon exchange or conversion of such Preferred Units, the terms of such exchange or conversion and related matters and to reserve such Common Units for issuance upon such exchange or conversion, or (b) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting LP Equity Securities, the Partnership will have then taken all necessary action to authorize and approve the issuance of such LP Equity Securities upon exchange or conversion of such Debt Securities (including, in the case of Preferred Units, an amendment to the Partnership Agreement to the extent required under the Delaware LP Act and the Partnership Agreement), the terms of such exchange or conversion and related matters and to reserve such LP Equity Securities for issuance upon such exchange or conversion; (x) if such Securities constitute Partnership Debt Securities, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Partnership or, if Memorial Finance is co-issuer thereof, Memorial Finance; (xi) if such Securities constitute Partnership Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the applicable Subsidiary Guarantors; and (xii) if such Securities constitute Debt Securities, the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto other than the Partnership

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September 3, 2014

(and, if such Securities constitute Debt Securities that constitute Partnership Debt Securities as to which Memorial Finance is co-issuer, Memorial Finance and, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors), enforceable against such party in accordance with its terms.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

C.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the Laws of the State of New York, (iii) the General Corporation Law of the State of Delaware (the “DGCL”), (iv) the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”) and (v) the Revised Uniform Limited Partnership Act of the State of Delaware (the “Delaware LP Act”). As used herein the terms “Delaware LP Act,” “Delaware LLC Act” and “DGCL” include the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

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Memorial Production Partners LP

September 3, 2014

Signature Page

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD, LLP

AKIN GUMP STRAUSS HAUER & FELD, LLP

Schedule I

Subsidiary Guarantors

Jurisdiction of Formation or Organization
Columbus Energy, LLC	Delaware
Memorial Energy Services LLC	Delaware
Memorial Production Operating LLC	Delaware
Prospect Energy, LLC	Colorado
Rise Energy Beta, LLC	Delaware
Rise Energy Minerals, LLC	Delaware
Rise Energy Operating, LLC	Delaware
WHT Carthage LLC	Delaware
WHT Energy Partners LLC	Delaware